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                                                                   Exhibit 10.21

                   PROMISSORY NOTE SECURED BY DEED OF TRUST


$350,000.00                                                     December 7, 1999
                                                  Santa Clara County, California


     FOR VALUE RECEIVED, the undersigned IVAN KOON (sometimes hereinafter referred to as "Employee") and IRENE LI-PING CHEUNG, husband and wife (together "Maker"), hereby promises to pay to BEA SYSTEMS, INC., a Delaware corporation ("Payee") at 2315 N. First Street, San Jose, CA 95131, Attn.: Jeanne Wu, or at such other place or to such other party as Payee may from time to time designate, on the earlier of: (i) five (5) years after the date hereof; (ii) ninety (90) days after Maker voluntarily leaves his employment with Payee; or
(iii) six (6) months after the date that Maker involuntarily leaves his employment with Payee, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($350,000.00) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the interest rate provided herein, in lawful money of the United States of America and in immediately available funds. Maker shall not be obligated to pay interest hereunder except as provided below.

  This Note is secured by that certain Deed of Trust and Assignment of Rents (Modified Long Form Acceleration Clause) of even date herewith (the "Deed of Trust"), encumbering the property commonly known as 400 Esther Avenue, Campbell, California 95008, and more particularly described in the Deed of Trust (the "Property").

  (i)   Prepayments.  Maker reserves the right to prepay the outstanding
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principal amount of this Note, and all interest accrued thereon, in full or in part at any time during the term of this Note without notice and without premium or penalty.

  (ii)  Interest.  Interest shall accrue on the then outstanding unpaid
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principal amount of this secured promissory note (the "Note") from the date hereof until the date of payment in full, at the rate of seven percent (7%) per annum, compounded annually, computed on the basis of a 360-day year and twelve
(12) 30-day months for each full calendar month and on the actual number of days elapsed for any partial month in which interest is being calculated.

  (iii) Due on Sale.  In the event that the Property or any portion thereof, or
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any interest therein is sold, agreed to be sold, conveyed or alienated by Maker, by operation of law or otherwise, the outstanding principal amount of this Note, including all accrued interest, irrespective of the maturity date set forth herein shall, at the option of Holder and without demand or notice, immediately become due and payable.

  (iv)  Purpose of Loan, Non-transferability, Use of Loan Proceeds,
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Certification of Borrower. The Property is being acquired in connection with the
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transfer of Employee

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to a "new principal place of work" as defined in Internal Revenue Code Section
217(c). This Note and the benefits of the interest arrangements hereunder are not transferable by Maker and are conditioned on the future performance of substantial services by Employee. The proceeds of this Note shall be used only to purchase the Property which is the new "principal residence" of Maker within the location of Employee's new principal place of work as such term is described in Treasury Regulation 1.217-2(b)(8). Maker certifies to Payee that Maker reasonably expects to be entitled to, and will itemize, deductions for each year the loan is outstanding.

  (v)   Events of Default and Remedies. Any one of the following occurrences
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shall constitute an "Event of Default" under this Note:

        (a) Maker fails to make payment of the full principal amount of this Note, together with accrued interest, as and when the same becomes due and payable in accordance with the terms hereof.

        (b) Maker becomes insolvent or bankrupt, commits any act of bankruptcy, generally fails to pay its debts as they become due, becomes the subject of any proceedings or action of any regulatory agency or any court relating to insolvency, or makes an assignment for the benefit of her creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of her obligations.

        (c) An event of default occurs under the Deed of Trust.

        Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of this Note, together with accrued interest, shall, at the option of the Payee and without notice or demand of any kind to Maker or any other person, immediately become due and payable, and such principal amount shall, at the option of Holder, bear interest at the rate of ten percent (10%) or the highest rate of interest then allowed by law, whichever is greater (the "Default Rate"), until paid, such interest to be compounded annually and Payee shall have and may exercise any and all rights and remedies available to it at law or in equity.

  (vi)  Attorneys' Fees and Costs. Maker promises to pay on demand all out-of-
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pocket costs of and expenses of Payee in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees and expenses incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.

  (vii) Miscellaneous.
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        (a)  Waiver.  Maker waives diligence, presentment, protest and demand
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and also notice of protest, demand, dishonor and nonpayment of this Note. No extension of time for the payment of this Note shall affect the original liability of Maker under this Note. The pleading of any statute of limitations as a defense to any demand against Maker is expressly waived by Maker to the full extent permitted by law.

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        (b)  Setoff.  Maker's obligation to pay Payee shall be absolute and
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unconditional and the rights of Payee shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Payee to Maker.

        (c)  Payment Notice.  This Note is subject to Section 2966 of the
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California Civil Code, which provides that the Payee of this Note shall give written notice to Maker, or her successor in interest, of prescribed information at least ninety (90) days and not more than one hundred fifty (150) days before any balloon payment is due.

        (d)  Governing Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of California. This Note has been delivered to Payee and accepted by Payee in the State of California. If there is a lawsuit on this Note, Maker shall submit, at Payee's request, to the jurisdiction of the courts of Santa Clara County, California.

        (e)  Successors and Assigns.  This Note shall inure to the benefit of
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Payee and its successors and assigns. The obligations of Maker hereunder shall not be assignable.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.


                                                 MAKER

                                                 __/s/ Ivan Koon____________
                                                 IVAN KOON

                                                 __/s/ Irene Li-Ping Cheung___
                                                 IRENE LI-PING CHEUNG

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